Exhibit 11

JOINT FILING AGREEMENT

The undersigned reporting persons hereby agree that, pursuant to Rule 13d-1(k) of Regulation 13D promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, the statements filed pursuant to this Schedule 13D, to which this Agreement is filed as an exhibit, are filed on behalf of each of them.

VANGUARD NATURAL GAS, LLC BY: VANGUARD NATURAL RESOURCES, LLC, its sole member.

By:	/s/ Scott W. Smith
Name:	Scott W. Smith
Title:	President, Chief Executive Officer and Director

VANGUARD NATURAL RESOURCES, LLC

By:	/s/ Scott W. Smith
Name:	Scott W. Smith
Title:	President, Chief Executive Officer and Director

Date:            December 31, 2010